Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Second Quarter Financial Results
New York, NY — August 7, 2008 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the second quarter ended June 30, 2008. The Company noted that results of operations for the same period in 2007 had benefitted from the recognition of previously deferred revenue totaling $45.9 million as a result of CPA®:16 — Global meeting its performance hurdle in June 2007, which contributed $21.6 million to net income.
QUARTERLY AND SIX-MONTH RESULTS
•	Total revenues net of reimbursed costs for the three and six months ended June 30, 2008 were $47.4 million and $94.4 million, respectively. Total revenues were $105.8 million and $147 million for the comparable periods in 2007, each of which included the $45.9 million in revenues from the hurdle. Reimbursed costs are excluded from total revenues because they have no impact on net income.
•	Net income for the three and six months ended June 30, 2008 was $19.8 million and $36.9 million, respectively. Net income was $42 million and $52.8 million for the comparable periods in 2007, each of which reflected the $21.6 million of net income attributed to the hurdle.
•	Diluted earnings per share (EPS) for the second quarter of 2008 was $0.50, as compared to $1.10 for the same period in 2007. Diluted EPS for the six months ended June 30, 2008 was $0.93, compared to $1.37 for the same period in 2007.
•	Funds from operations (FFO) for the second quarter of 2008, as per the attached table, was $35.5 million or $0.88 per diluted share, as compared to $79.6 million or $1.99 per diluted share for the comparable period in 2007. FFO for the six months ended June 30, 2008 was $57.1 million, or $1.42 per diluted share, as compared to $98.1 million or $2.46 per diluted share for the comparable period in 2007.
•	Cash flows from operating activities for the six months ended June 30, 2008 were $27.2 million, as compared to $11.6 million in the prior year period.
•	The Board of Directors raised the quarterly cash distribution to $0.487 per share for the second quarter, which was paid on July 15, 2008 to shareholders of record as of June 30, 2008.

SUPPLEMENTAL PERFORMANCE METRICS
•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from our investment management segment totaled $15.8 million this quarter or $0.39 per diluted share, compared to EBITDA in the second quarter of 2007 of $63.5 million or $1.59 per diluted share. For the six months ended June 30, 2008, EBITDA from this segment was $30.5 million, or $0.76 per diluted share, compared to $75.1 million, or $1.88 per diluted share, for the comparable period in 2007.
•	FFO from our real estate ownership segment in the second quarter of 2008 was $20.9 million or $0.52 per diluted share, compared to $17 million or $0.43 per diluted share in the second quarter of 2007. For the six months ended June 30, 2008, FFO from this segment was $37 million, or $0.92 per diluted share, compared to $31.7 million, or $0.80 per diluted share, for the comparable period in 2007.
•	For the six months ended June 30, 2008, adjusted cash flow from operations totaled $53.8 million, as compared to $54.9 million for the comparable period in 2007.
•	Further information concerning these non-GAAP supplemental performance metrics is presented in the accompanying tables.
INVESTMENT AND FUNDRAISING ACTIVITY
•	Through June 30, 2008, we have structured investments totaling $145 million, 51% of which were international. For the comparable period in 2007, investment volume was $660 million and included the $446 million Hellweg Die Profi-Baumärkte GmbH & Co. KG investment.
•	CPA®:17 — Global began fundraising this year. Through August 5, 2008, we have raised more than $200 million on CPA®:17 — Global’s behalf.
GROWTH IN ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had assets valued at approximately $8.6 billion as of June 30, 2008 — an 8% increase as compared to June 30, 2007.
•	Since 2001, the Company’s assets under management on behalf of the CPA® REITs have more than tripled.
•	As of June 30, 2008, the occupancy rate of our 18 million square foot owned portfolio was approximately 95%. In addition, for the 89 million square feet owned by the CPA® REITs, the occupancy rate was more than 99%.
AMSTERDAM OFFICE OPEN
•	In July 2008, we opened an office in Amsterdam to establish a European base for the management of our CPA® REITs’ growing portfolio of international assets.

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Our European assets under management currently span nine countries and are approaching $3 billion.
“Obviously, a period-to-period comparison is made difficult by the significant revenue recognized in 2007 when CPA®:16 - Global met its hurdle return,” said Gordon F. DuGan, President and Chief Executive Officer. “However, on a comparable basis, we are pleased with our performance as reflected in our adjusted cash flow from operations. This solid performance was all the more significant because of the drop in investment volume we experienced in the second quarter, which reflected both unusually high investment volume in the second quarter of last year and an unusually low investment volume of $88 million for the second quarter of this year. We are already seeing a pickup in investment volume, and have closed investments of $127 million thus far this quarter. In addition, we continue to benefit from strong occupancies across our portfolios, a terrific balance sheet and an ability to grow our business without reliance on the public capital markets. In times of tighter credit markets, we believe there are attractive investment opportunities for sale-leaseback investors and we are very well-positioned today to take advantage of them.”
UPCOMING EVENTS
•	Gordon F. DuGan will be speaking on the “Structure for Stability” panel at the BMO Capital Markets 2008 North American Real Estate Conference in Chicago on September 11, 2008.
•	Benjamin P. Harris will be speaking on the “Investment & the Capital Connection” panel at the CPN Net Lease Summit in New York on September 22, 2008.
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register
Time: Thursday, August 7, 2008 at 11:00 AM (ET)
Call-in Number: 1-877-407-0782
(International) +1-201-689-8567
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 1-877-660-6853
(International) +1-201-612-7415

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Replay Access Codes: Account # 286 and Conference ID # 291647. Please note that both access codes are required for playback. Replay Available until August 22, 2008 at midnight ET.
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio worth more than $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms release capital tied up in real estate assets. Now in our 35th year, the W. P. Carey Group’s real estate holdings are highly diversified, comprised of more than 850 commercial and industrial assets spanning 28 industries and 14 countries.
www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

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W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues
Asset management revenue	$20,039	$30,204	$40,165	$45,238
Structuring revenue	3,169	53,448	6,585	58,031
Wholesaling revenue	1,488	—	2,628	—
Reimbursed costs from affiliates	11,080	3,244	21,446	6,719
Lease revenues	19,422	19,031	38,624	37,618
Other real estate income	3,305	3,113	6,427	6,115

	58,503	109,040	115,875	153,721

Operating Expenses
General and administrative	(15,816)	(23,133)	(31,229)	(35,301)
Reimbursable costs	(11,080)	(3,244)	(21,446)	(6,719)
Depreciation and amortization	(6,279)	(6,737)	(12,370)	(13,472)
Property expenses	(1,362)	(1,669)	(3,740)	(2,787)
Other real estate expenses	(2,146)	(1,301)	(4,215)	(3,825)

	(36,683)	(36,084)	(73,000)	(62,104)

Other Income and Expenses
Other interest income	679	3,644	1,440	4,242
Income from equity investments in real estate and CPA® REITs	3,934	1,929	8,645	4,367
Minority interest in income	(304)	(3,129)	(393)	(3,406)
Gain on sale of securities, foreign currency transactions and other, net	1,848	169	4,659	355
Interest expense	(4,532)	(5,389)	(9,575)	(10,002)

	1,625	(2,776)	4,776	(4,444)

Income from continuing operations before income taxes	23,445	70,180	47,651	87,173
Provision for income taxes	(7,422)	(31,038)	(14,566)	(37,417)

Income from continuing operations	16,023	39,142	33,085	49,756

Discontinued Operations
Income from operations of discontinued properties	3,825	1,926	3,864	2,112
Gain on sale of real estate, net	—	962	—	962

Income from discontinued operations	3,825	2,888	3,864	3,074

Net Income	$19,848	$42,030	$36,949	$52,830

Basic Earnings Per Share
Income from continuing operations	$0.41	$1.02	$0.85	$1.31
Income from discontinued operations	0.10	0.08	0.10	0.08

Net income	$0.51	$1.10	$0.95	$1.39

Diluted Earnings Per Share
Income from continuing operations	$0.40	$1.03	$0.83	$1.29
Income from discontinued operations	0.10	0.07	0.10	0.08

Net income	$0.50	$1.10	$0.93	$1.37

Weighted Average Shares Outstanding
Basic	39,204,221	38,308,202	39,039,617	38,120,532

Diluted	40,256,658	40,004,379	40,271,185	39,894,412

Distributions Declared Per Share	$0.487	$0.467	$0.969	$0.929

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2008	2007
Cash Flows — Operating Activities
Net income	$36,949	$52,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	13,506	14,509
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(1,924)	(1,628)
Gain on sale of real estate, net	—	(962)
Minority interest in income	393	3,472
Straight-line rent adjustments	1,252	1,421
Management income received in shares of affiliates	(20,053)	(31,728)
Unrealized gain on foreign currency transactions, warrants and securities	(1,203)	(313)
Realized gain on foreign currency transactions	(1,565)	(42)
Stock-based compensation expense	3,922	2,328
(Increase) decrease in deferred acquisition revenue received	(3,538)	16,164
Decrease (increase) in structuring revenue receivable	46,695	(44,956)
(Decrease) increase in income taxes, net	(3,963)	2,802
Decrease in settlement provision	(29,979)	—
Net changes in other operating assets and liabilities	(13,273)	(2,249)

Net cash provided by operating activities	27,219	11,648

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	3,425	21,716
Capital contributions to equity investments	(837)	—
Purchases of real estate and equity investments in real estate	(184)	(40,381)
Capital expenditures	(6,455)	(7,361)
VAT refunded on purchase of real estate	3,189	—
Proceeds from sales of real estate	—	6,014
Funds placed in escrow in connection with the sale of property	—	(3,340)
Funds released from escrow in connection with the sale of property	636	—
Payment of deferred acquisition revenue to affiliate	(120)	(524)

Net cash used in investing activities	(346)	(23,876)

Cash Flows — Financing Activities
Distributions paid	(48,668)	(35,202)
Contributions from minority interests	1,320	688
Distributions to minority interests	(1,329)	(942)
Scheduled payments of mortgage principal	(4,698)	(7,719)
Proceeds from mortgages and credit facilities	101,937	118,617
Prepayments of mortgage principal and credit facilities	(73,729)	(68,257)
Repayment of loan from affiliates	(7,569)	—
Payment of financing costs	(370)	(1,303)
Proceeds from issuance of shares	12,743	3,917
Excess tax benefits associated with stock-based compensation awards	608	1,335
Repurchase and retirement of shares	(5,134)	(2,038)

Net cash (used in) provided by financing activities	(24,889)	9,096

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	298	74

Net increase (decrease) in cash and cash equivalents	2,282	(3,058)
Cash and cash equivalents, beginning of period	12,137	22,108

Cash and cash equivalents, end of period	$14,419	$19,050

W. P. CAREY & CO. LLC
FINANCIAL HIGHLIGHTS (UNAUDITED)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
EBITDA
Investment management	$15,774	$63,517	$30,519	$75,090
Real estate ownership	22,307	22,318	42,941	39,756

Total	$38,081	$85,835	$73,460	$114,846

FFO
Investment management	$14,664	$62,561	$20,125	$66,410
Real estate ownership	20,887	17,004	36,956	31,721

Total	$35,551	$79,565	$57,081	$98,131

EBITDA Per Share (Diluted)
Investment management	$0.39	$1.59	$0.76	$1.88
Real estate ownership	0.56	0.56	1.06	1.00

Total	$0.95	$2.15	$1.82	$2.88

FFO Per Share (Diluted)
Investment management	$0.36	$1.56	$0.50	$1.66
Real estate ownership	0.52	0.43	0.92	0.80

Total	$0.88	$1.99	$1.42	$2.46

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$53,789	$54,946

Adjusted cash flow per share (diluted)			$1.34	$1.38

Distributions declared per share			$0.969	$0.929

Payout ratio (distributions per share/adjusted cash flow per share)			72%	67%

W. P. CAREY & CO. LLC
RECONCILIATION OF NET INCOME TO EBITDA (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Investment Management
Net income	$7,123	$32,100	$14,054	$36,489
Adjustments:
Provision for income taxes	7,556	30,376	14,340	36,514
Depreciation and amortization	1,095	1,041	2,125	2,087

EBITDA — investment management	$15,774	$63,517	$30,519	$75,090

EBITDA per share (diluted)	$0.39	$1.59	$0.76	$1.88

Real Estate Ownership
Net income	$12,725	$9,930	$22,895	$16,341
Adjustments:
Interest expense	4,532	5,389	9,575	10,002
(Benefit from) provision for income taxes	(134)	662	226	903
Depreciation and amortization	5,184	5,696	10,245	11,385
Reconciling items attributable to discontinued operations	—	641	—	1,125

EBITDA — real estate ownership	$22,307	$22,318	$42,941	$39,756

EBITDA per share (diluted)	$0.56	$0.56	$1.06	$1.00

Total Company
EBITDA	$38,081	$85,835	$73,460	$114,846

EBITDA per share (diluted)	$0.95	$2.15	$1.82	$2.88

Diluted weighted average shares outstanding	40,256,658	40,004,379	40,271,185	39,894,412

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO) (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Investment Management
Net income	$7,123	$32,100	$14,054	$36,489
Amortization, deferred taxes and other non-cash charges	4,041	28,261	1,487	25,546
FFO adjustment to earnings from equity investments	3,500	2,200	4,584	4,375

FFO — investment management	$14,664	$62,561	$20,125	$66,410

FFO per share (diluted)	$0.36	$1.56	$0.50	$1.66

Real Estate Ownership
Net income	$12,725	$9,930	$22,895	$16,341
Gain on sale of real estate, net	—	(962)	—	(962)
Depreciation, amortization and other non-cash charges	5,389	5,653	8,950	11,115
Straight-line and other rent adjustments	659	623	1,328	1,456
FFO adjustment to earnings from equity investments	2,287	1,972	4,128	4,186
FFO adjustment to minority investees’ share of earnings	(173)	(212)	(345)	(415)

FFO — real estate ownership	$20,887	$17,004	$36,956	$31,721

FFO per share (diluted)	$0.52	$0.43	$0.92	$0.80

Total Company
FFO	$35,551	$79,565	$57,081	$98,131

FFO per share (diluted)	$0.88	$1.99	$1.42	$2.46

Diluted weighted average shares outstanding	40,256,658	40,004,379	40,271,185	39,894,412

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

W. P. CAREY & CO. LLC
ADJUSTED CASH FLOW FROM OPERATING ACTIVITIES (UNAUDITED)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2008	2007
Cash flow from operating activities — as reported	$27,219	$11,648
Adjustments:
CPA®:16 — Global performance adjustment, net (a)	(12,291)	17,763
Settlement payment (b)	21,012	—
CPA®:12/14 Merger — payment of taxes (c)	—	20,708
Distributions received from equity investments in real estate in excess of equity income (d)	3,223	5,435
Changes in working capital (c)	14,626	(608)

Adjusted cash flow from operating activities	$53,789	$54,946

Adjusted cash flow per share (diluted)	$1.34	$1.38

Distributions declared per share	$0.969	$0.929

Payout ratio (distributions per share/adjusted cash flow per share)	72%	67%

Diluted weighted average shares outstanding	40,271,185	39,894,412

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	Amounts (paid)/deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met as this revenue was actually earned over a three year period.

(b)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $29,979 in the first quarter of 2008, and recognized an offsetting $8,967 tax benefit in the same period.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.